Exhibit 99.2
Second Quarter 2011 Investor Conference Call June 8, 2011

Agenda 1 Introduction & Overview | Henrik Slipsager, Chief Executive Officer 2 Second Quarter 2011 Financial Review | Jim Lusk, Chief Financial Officer 3 Second Quarter 2011 Review & Outlook | Henrik Slipsager, Chief Executive Officer 4 Questions and Answers Forward-Looking Statements and Non-GAAP Financial Information: Our discussions during this conference call will include forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company's 2010 Annual Report on Form 10-K and in our 2011 reports on Form 10-Q and Form 8-K. These reports are available on our website at http://investor.abm.com/ under "SEC Filings". A description of factors that could cause actual results to differ is also set forth at the end of this presentation. Also, the discussion during this conference call will include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of those non- GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found on the Investor Relations portion of our website at http://investor.abm.com and at the end of this presentation.

Second Quarter 2011 Financial Highlights Revenue from recent acquisitions contributed to 24% year-over-year top-line growth. Second consecutive quarter of organic revenue growth Achieved double digit growth in Revenue, Net Income and Adjusted Income from Continuing Operations 43% increase in Adjusted EBITDA Cash flow from continuing operations of $31 million Acquisitions slightly accretive, excluding transaction costs; Linc synergies on schedule and integration moving forward as planned Paid 180th consecutive dividend

Results Synthesis - Key Financial Metrics Net Income Net Income of $14.2 million, up 65.5% or $5.6 million . Net income increased primarily as a result of a $4.7 million increase in divisional operating profit driven by the companies acquired in 2010, and including a $2.3 million benefit from lower labor expense in the Janitorial segment as a result of one less work day. In addition, the second quarter of fiscal 2010 included a $2.7 million expense for a specific legal contingency. Partially offsetting these items was a $1.9 million increase in interest expense as a result of financing the Linc acquisition Adjusted EBITDA1 Adjusted EBITDA of $42.0 million was $12.6 million, or 43.1% higher. The year-over-year growth in Adjusted EBITDA for the second quarter of 2011 is the result of an increase of $7.6 million in pre-tax operating profit , which includes a pre-tax benefit of $3.8 million from one less work day combined with lower corporate expenses of $3.4 million. Cash Flow The decrease was primarily related to the timing of both collections received from clients and payments to vendors 1 Reconciliation of Adjusted Income from Continuing Operations and Adjusted EBITDA in the appendix of this presentation

Cash Flow & Select Balance Sheet Information Insurance comparison Comparison of working capital and net trade receivables (In thousands) (In thousands) (In thousands) Cash Flow from Operating Activities (in millions) Days sales outstanding (DSO) for second quarter were 48 days DSO up 1 day year-over-year and down 3 days sequentially

Engineering Services & Energy Solutions Q2 2011 Results Synthesis - Revenue1 Revenue up 4.2% Tag revenue consistent with prior quarters Organic revenue of approximately $7 million Revenue up 24%. Second consecutive quarter of revenue surpassing $1 billion Janitorial Services Parking & Shuttle Services Security Services Revenue up 143.9%. Linc acquisition contributed $134.0 million Revenue up 36.9%. L&R acquisition contributed $43.0 million Seasonality still impacted revenues Revenue up 4.2%. Diversco acquisition contributed approximately $3 million 1Excludes Corporate

Q2 2011 Results Synthesis - Operating Profits1 Janitorial operating profit increased 21% as the segment benefited from one less work day, which reduced labor expenses by $3.8 million, partially offset by higher fuel expense of $0.8 million and higher state unemployment insurance costs of $0.7 million Engineering operating profit up $1.8 million or 36.2% resulting from operating profits associated with the Linc acquisition The 5.6% decrease in Parking's operating profit was primarily the result of higher state unemployment insurance costs and a contract settlement, which accounted for $0.4 million of additional expense. Security operating profit was essentially flat as higher state unemployment insurance expense was partially offset by operating profit associated with the Diversco acquisition 1Excludes Corporate

Operating Segment Highlights ABM continued to win new business and expand existing businesses in key vertical markets Engineering helps Government client with sustainability and also won an Integrated Facility Services (IFS) contract for a national landmark Continued to gain traction with ABM Green CareTM, which now services over 285 million square feet of space Recently ABM was awarded an IFS contract for a client in the industrial vertical market.

Fiscal 2011 Outlook Summary - Q2 Update Reaffirming Guidance for Fiscal Year 2011 Net Income of $1.23 to $1.33 per diluted share Adjusted Income from Continuing Operations of $1.43 to $1.53 per diluted share Continue to anticipate gradual improvement in organic revenue but lower contribution from Government projects due to the delayed Federal budget approval Higher leverage ratio and borrowing rates will continue to generate significant year- over-year increase in interest expense Continue to expect increase of $10 million to $12 million for the fiscal year Continue to expect the acquisition of The Linc Group to be slightly accretive, excluding transaction and integration expenses One additional work day for FY2011; impact of $3.5 million to $4.5 million pre-tax One more day in Q1; One less day in Q2; and one more day in Q4 Expect operating cash flow to remain strong but lower year-over-year OneSource NOL's diminishing. Cash taxes estimated to be approximately $20 million Continue to anticipate year-over-year increase in state unemployment insurance pre- tax expense of $6 million to $7 million Effective tax rate of 38% to 39%

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the company's expected business and financial performance, among other matters, contain words such as "believe", "expect", "anticipate," "intend," "plan," "should", "could" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date that they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following: risks relating to our acquisition of The Linc Group LLC ("Linc"), including risks relating to reductions in government spending on outsourced services as well as payment delays may adversely affect a significant portion of revenues generated by government contracts, and political and compliance risks, both domestically and abroad, may adversely affect our operations; our acquisition strategy may adversely impact our results of operations; intense competition can constrain our ability to gain business, as well as our profitability; we are subject to volatility associated with high deductibles for certain insurable risks; an increase in costs that we cannot pass on to clients could affect our profitability; we provide our services pursuant to agreements which are cancelable by either party upon 30 to 90 days' notice; our success depends on our ability to preserve our long-term relationships with clients; we incur significant accounting and other control costs that reduce profitability; a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; we are subject to risks relating to foreign currency fluctuations and foreign exchange exposure; our ability to operate and pay our debt obligations depends upon our access to cash; because we conduct our business through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; that portion of our revenues which are generated from international operations are subject to political risks and changes in socio-economic conditions, laws and regulations, including labor, monetary and fiscal policies, which could negatively impact our ability to operate and grow our business in the international arena; future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; any future increase in the level of debt or in interest rates can affect our results of operations; an impairment charge could have a material adverse effect on our financial condition and results of operations; we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; since we are an attractive employer for recent emigres to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly and adversely affect our labor force, operations, financial results and our reputation; labor disputes could lead to loss of revenues or expense variations; federal health care reform legislation may adversely affect our business and results of operations; we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and natural disasters or acts of terrorism could disrupt our services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2010 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix Unaudited Reconciliation of non-GAAP Financial Measures

Unaudited Reconciliation of non-GAAP Financial Measures (in thousands)

Unaudited Reconciliation of non-GAAP Financial Measures (in thousands, except per share data)

Unaudited Reconciliation of non-GAAP Financial Measures